Exhibit 99.1

Rightscorp Featured to Present at The Directors Guild of America 2014 DGA Digital Day Annual Event

Santa Monica, Calif. - July 16, 2014 – Rightscorp (OTCQB: RIHT), the leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), announced today that is has been invited to present at The Directors Guild of America 2014 DGA Digital Day Annual Event. The event will be held on Saturday, July 26, 2013 to highlight creative, technical and business issues emerging from the new digital technologies of today.

Event: DGA Digital Day 2014: Eye On The Future

Date: Saturday, July 26, 2014

“We are honored to have been selected to exhibit and present at this exclusive event,” said Christopher Sabec, CEO of Rightscorp. “This provides us an opportunity to inform and educate the membership of the DGA on our unique solution to the massive copyright infringement problem that has cost content creators billions of dollars in lost revenue and the film industry billions in lost wages. We look forward to presenting our proprietary patent-pending solution to the DGA.”

The 2014 DGA Digital Day will consist of panels and presentations on: Spherical Storytelling: Beyond 3D, New Technologies in Live TV, Director – D.P. Collaboration Using New Technologies Across Different Genres, What’s New on the Web?, and Creative and Production Apps for Directors and Director’s Team Members. There will also be hands-on demos in the Grand Lobby on Virtual Reality, Communication apps, CG crowd solutions, 3D printing and many more. Rightscorp will demo its digital creative rights protection technology. Several hundred DGA members will be in attendance. The exclusive event is for DGA Members and their guests only.

About The Directors Guild of America

The Directors Guild of America is a labor organization that represents the creative and economic rights of directors and members of the directorial team working in film, television, commercials, documentaries, news, sports and new media.

Founded in 1936 when a small group of the best-known directors of the time joined together to protect the economic and creative rights of directors in motion pictures, the DGA is the world’s preeminent organization representing directors and members of the directorial team, including Directors, Assistant Directors, Unit Production Managers, Associate Directors, Stage Managers and Production Associates – 15,000 strong worldwide. http://www.dga.org/The-Guild/History.aspx

About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). Since its inception, Rightscorp has been steadily growing and we now represent over 1.5 million copyrights, settled over 75,000 infringement cases and actively monitor over 80,000 copyrights.

The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, books, and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 22% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorp.com/

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Safe Harbor Statement

This press release may include forward-looking statements. All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding the Company’s anticipated financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors not limited to, general economic and business conditions, competitive factors, changes in business strategy or development plans, the ability to attract and retain qualified personnel, and changes in legal and regulatory requirements. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

For further investor and media information contact:

Andrew Haag

Managing Partner

IRTH Communications

rightscorp@irthcommunications.com

1-866-976-4784

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